Exhibit 10.10

International Rectifier Corporation

Deferred Compensation Plan

Master Plan Document

Amended and Restated

Effective January 1, 2009

i

TABLE OF CONTENTS

(continued)

ii

INTERNATIONAL RECTIFIER CORPORATION
DEFERRED COMPENSATION PLAN
Amended and Restated
Effective January 1, 2009

Purpose

The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of International Rectifier Corporation, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury guidance and Regulations, and shall be operated and interpreted in accordance with this intention.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1           “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Participant’s Deferral Account balance and (ii) the Participant’s Company Contribution Account balance.  The Committee may establish such other subaccounts as are advisable in the administration of this Plan.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant, or his or her Beneficiary, pursuant to this Plan.

If a Participant is both an Employee and a Director and participates in the Plan in each capacity, then separate Account Balances (and separate subaccounts, if applicable) shall be established for such Participant as a device for the measurement and determination of the (a) amounts deferred under the Plan that are attributable to the Participant’s status as an Employee, and (b) amounts deferred under the Plan that are attributable to the Participant’s status as a Director.

1.2           “Annual Deferral Amount” as to a Participant shall mean that portion of the Participant’s Base Salary, Bonus and Director Fees that the Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.  In the event of a Participant’s Retirement, Disability, death or Separation from Service prior to the end of a Plan Year, the Participant’s Annual Deferral Amount for that Plan Year shall be the actual amount withheld prior to such event.

1.3           “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows:  (i) for the first annual installment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day that occurs prior to the commencement of the Participant’s Plan benefits, and (ii) for remaining annual installments, the Participant’s remaining vested Account Balance (which shall continue to be adjusted pursuant to Section 3.8 over the period that installment payments are made) shall be calculated as of the close of business on or around the business day that occurs on or about the next anniversary of the first annual installment payment to the Participant or on or around the first day of each Plan Year following the Plan Year in which the Participant Retires or experiences a Change in Control Termination, whichever payment timing is selected by the Committee in its sole discretion in the circumstances.  Each annual installment shall be calculated by multiplying the applicable balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a ten (10) year Annual Installment Method for the Retirement Benefit, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition.  The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.4           “Base Salary” with respect to a Participant shall mean the Participant’s annual cash compensation relating to services performed for an Employer during the applicable Plan Year, excluding distributions from nonqualified deferred compensation plans, bonuses (including, without limitation, Bonuses), commissions, overtime, fringe benefits, stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, other incentive payments (whether or not related to stock), non-monetary awards, relocation expenses, director fees (including, without limitation, Director Fees) and other fees, severance pay, and automobile and other allowances paid to a Participant.  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee and otherwise would have been included in the Participant’s Base Salary for the relevant year.

1.5           “Beneficiary” as to a Participant shall mean one or more persons, trusts, estates or other entities that are entitled, in accordance with Article 10, to receive the Participant’s benefits under this Plan upon the death of the Participant.

1.6           “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant must complete, sign and return to the Committee in order to designate one or more Beneficiaries in accordance with Article 10.

1.7           “Board” shall mean the board of directors of the Company.

1.8           “Bonus” with respect to a Participant shall mean any cash compensation, in addition to Base Salary, earned by the Participant for services rendered for an Employer during the applicable Plan Year, payable to the Participant under any Employer’s annual, semi-annual or quarterly bonus plans and/or short or long-term incentive plans.

1.9                                 “Change in Control” shall mean the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, as determined in accordance with this Section.

In order for an event described below to constitute a Change in Control with respect to a Participant, except as otherwise provided in part (b)(ii) of this Section, the applicable event must relate to the corporation for which the Participant is providing services, the corporation that is liable for payment of the Participant’s Account Balance (or all corporations liable for payment if more than one), as identified by the Committee in accordance with Treas. Reg. §1.409A-3(i)(5)(ii)(A)(2), or such other corporation identified by the Committee in accordance with Treas. Reg. §1.409A-3(i)(5)(ii)(A)(3).

In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, the following provisions shall apply:

(a)                                  A “change in the ownership” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of such corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v).  If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of such corporation, or to have effective control of such corporation within the meaning of part (b) of this Section, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of such corporation.

(b)                                 A “change in the effective control” of the applicable corporation shall occur on either of the following dates:

(i)            The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of such corporation possessing 30% or more of the total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  If a person or group is considered to possess 30% or more of the total voting power of the stock of a corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of such corporation; or

(ii)           The date on which a majority of the members of the applicable corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such corporation’s board of directors before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  In determining whether the event described in the preceding sentence has occurred, the applicable corporation to which the event must relate shall only include a corporation identified in accordance with Treas. Reg. §1.409A-3(i)(5)(ii) for which no other corporation is a majority shareholder.

(c)           A “change in the ownership of a substantial portion of the assets” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the transferor corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

1.10         “Change in Control Termination” shall mean the Participant’s Separation from Service with the Company and all other Employers for any reason, other than a termination due to the Participant’s death or Disability, that occurs upon or during the two (2) year period following the occurrence of a Change in Control.  If a Participant is both an Employee and a Director, a Change in Control Termination shall not occur unless and until the Participant is no longer an Employee and is no longer a Director.

1.11         “Change in Control Termination Benefit” shall mean the benefit set forth in Article 5.

1.12         “Claimant” shall have the meaning set forth in Section 15.1.

1.13         “Code” shall mean the United States Internal Revenue Code of 1986, as it may be amended from time to time.

1.14         “Committee” shall mean the committee described in Article 13.

1.15         “Company” shall mean International Rectifier Corporation, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16         “Company Contribution Account” as to a Participant shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited (net of amounts debited, which may result in an aggregate negative number) to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.17         “Company Contribution Amount” as to a Participant shall mean, for any one Plan Year, the amount determined in accordance with Section 3.4 with respect to that Participant.

1.18         “Death Benefit” shall mean the benefit set forth in Article 9.

1.19                           “Deferral Account” as to a Participant shall mean (i) the sum of all of the Participant’s Annual Deferral Amounts, plus (ii) amounts credited (net of amounts debited, which may result in an aggregate negative number) to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20                           “Director” shall mean any member of the Board.

1.21                           “Director Fees” with respect to a Director shall mean the annual cash fees paid to the Director from the Company, including cash retainer fees and cash meetings fees, as compensation for serving on the Board for the applicable Plan Year.

1.22                           “Disability” or “Disabled” shall mean that a Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer.  For purposes of this Plan, a Participant shall be deemed Disabled if determined to be totally disabled by the Social Security Administration.  A Participant shall also be deemed Disabled if determined to be disabled in accordance with the applicable disability insurance program of such Participant’s employer, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of this Section.

1.23                           “Disability Benefit” shall mean the benefit set forth in Article 8.

1.24                           “Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant must complete, sign and return to the Committee in order to make an election under this Plan.

1.25                           “Employee” shall mean a person who is an employee of any Employer.

1.26                           “Employer(s)” shall mean

(a)                                  Except as otherwise provided in part (b) of this Section, the Company and/or any of its Subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in this Plan and have adopted this Plan as a sponsor (or, as the context may require, the Company or other Employer that actually employs the Participant in question).

(b)                                 For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i)            The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii)           All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable.

1.27                           “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28                           “First Plan Year” shall mean the period beginning July 5, 2004 and ending December 31, 2004.

1.29                           “Participant” shall mean any Employee or Director (i) in the case of an Employee, who is selected to participate in this Plan, (ii) who elects to participate in this Plan, and (iii) who signs, completes and submits to the Company an executed Plan Agreement, Election Form and Beneficiary Designation Form, which are accepted by the Committee.  (The term “Participant” includes, to the extent required by the context, any current or former Employee or Director with a remaining Account Balance under this Plan, regardless of whether he or she is eligible to defer additional compensation under this Plan.)

1.30                           “Plan” shall mean the International Rectifier Corporation Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.31                           “Plan Agreement” shall mean a written agreement, as it may be amended from time to time, which is entered into by and between an Employer and a Participant.  Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under this Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in this Plan or limit the benefits otherwise provided under this Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.32                           “Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.33                           “Retirement,” “Retire(s)” or “Retired” shall mean, with respect to an Employee, a Separation from Service for any reason other than the Participant’s death or Disability, or a Change in Control Termination, that occurs on or after the date on which the sum of the Employee’s age and full Years of Service equals at least sixty (60); and shall mean with respect to a Director, a Separation from Service.  If a Participant is both an Employee and a Director and participates in the Plan in each capacity, (a) the determination of whether the Participant qualifies for Retirement as an Employee shall be made when the Participant experiences a Separation from Service as an Employee and such determination shall only apply to the applicable Account Balance established in accordance with Section 1.1 for amounts deferred under the Plan as an Employee, and (b) the determination of whether the Participant qualifies for Retirement as a Director shall be made at the time the Participant experiences a Separation from Service as a Director and such determination shall only apply to the applicable Account Balance established in accordance with Section 1.1 for amounts deferred under the Plan as a Director.

1.34         “Retirement Benefit” shall mean the benefit set forth in Article 6.

1.35         “Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.36         “Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death or Disability, as determined by the Committee in accordance with Treas. Reg. §1.409A-1(h).  In determining whether a Participant has experienced a Separation from Service, the following provisions shall apply:

(a)           For a Participant who provides services to an Employer as an Employee, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer.  A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period.  In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer.

(b)           For a Participant who provides services to an Employer as an independent contractor, except as otherwise provided in part (c) of this Section, a Separation from Service shall occur upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for such Employer, provided that the expiration of such contract(s) is determined by the Committee to constitute a good-faith and complete termination of the contractual relationship between the Participant and such Employer.

(c)           For a Participant who provides services to an Employer as both an Employee and an independent contractor, a Separation from Service generally shall not occur until the Participant has ceased providing services for such Employer both as an Employee and as an independent contractor, as determined in accordance with the provisions set forth in parts (a) and (b) of this Section, respectively.  Similarly, if a Participant either (i) ceases providing services for an Employer as an independent contractor and begins providing services for such Employer as an Employee, or (ii) ceases providing services for an Employer as an Employee and begins providing services for such Employer as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services for such Employer in both capacities, as determined in accordance with the applicable provisions set forth in parts (a) and (b) of this section.

Notwithstanding the foregoing provisions in this part (c), if a Participant provides services for an Employer as both an Employee and as a Director, to the extent permitted by Treas. Reg. §1.409A-1(h)(5) the services provided by such Participant as a Director shall not be taken into account in determining whether the Participant has experienced a Separation from Service as an Employee, and the services provided by such Participant as an Employee shall not be taken into account in determining whether the Participant has experienced a Separation from Service as a Director.

1.37         “Similar Plan” shall mean a plan required to be aggregated with this Plan under Treas. Reg. §1.409A-1(c)(2)(i).

1.38         “Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Committee in accordance with Treas. Reg. §1.409A-1(i).  In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a)           The Committee’s identification of the individuals who fall within the definition of “key employee” under Code Section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”).  In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(b)           Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this Section shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

1.39         “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

1.40         “Termination Benefit” shall mean the benefit set forth in Article 7.

1.41         “Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.42         “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152 without regard to paragraphs (b)(1), (b)(2) and (d)(1)(b) thereof), (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined by the Committee based on the relevant facts and circumstances.

1.43         “Years of Service” shall mean the total number of whole years in which a Participant has been employed by one or more Employers.  A Participant’s whole years of employment for this purpose shall be determined by dividing (i) the total number of calendar days that the Participant was employed by one or more Employers (with employment by multiple Employers on any single calendar day counted only as one day of employment), by (ii) 365; with any fractional year of service rounded down to the next whole number.  If a Participant incurs a severance from employment and is later re-employed, all days of employment (including pre- and post-break in employment service) with one or more Employers will be aggregated for this purpose.

ARTICLE II

SELECTION, ENROLLMENT, ELIGIBILITY

2.1           Selection by Committee.  Participation in this Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management and highly compensated Employees.  From that group of eligible Employees, the Committee shall select, in its sole discretion, those Employees who may actually participate in this Plan.  Unless otherwise provided by the Board, each Director may participate in this Plan.

2.2           Enrollment and Eligibility Requirements; Commencement of Participation.

(a)           As a condition to participation, each Director or selected Employee who is eligible to participate in this Plan shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines are advisable in its sole discretion.  Except as provided in the next sentence, with respect to any Plan Year after the First Plan Year each Director or selected Employee must complete these requirements before the first day of that Plan Year in order to participate in this Plan for that Plan Year; provided that the Committee may, in its sole discretion, establish other deadlines with respect to Election Forms to defer one or more Bonuses payable to any Participant or class of Participants.  A person who first becomes a Director or is otherwise first selected as an Employee eligible to participate in this Plan during a Plan Year, as determined in accordance with Treas. Reg. §1.409A-2(a)(7)(ii) and the “plan aggregation” rules provided in Treas. Reg.

§1.409A-1(c)(2), must complete these requirements within thirty (30) days after he or she first becomes a Director or is first selected to participate in this Plan, as applicable, in order to participate in this Plan for that Plan Year, and, in such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(b) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus and/or Director Fees that are paid with respect to services performed prior to his or her participation commencement date.  If a deferral election made in accordance with this Section 2.2(a) relates to compensation earned based upon a specified performance period, the amount eligible for deferral shall be equal to (i) the total amount of compensation for the performance period, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in the service period after the Participant’s deferral election is made, and the denominator of which is the total number of days in the performance period.

(b)           Each Employee or Director who is eligible to participate in this Plan shall commence participation in this Plan on the date that the Committee determines, in its sole discretion, that the Employee or Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.  The Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.  After completing the participation requirements described in this Section 2.2, a Participant shall not, unless otherwise expressly required by the Committee, be required to again complete the enrollment process described in this Section 2.2 in order to participate in this Plan in any subsequent Plan Year; provided that the Committee may require Participants to complete new deferral elections each year and may require a Participant who ceases to make deferrals to this Plan for any period of time to re-enroll pursuant to this Section 2.2.

(c)           If an Employee or a Director fails to meet all requirements contained in this Section 2.1 within the period required, that Employee or Director shall not be eligible to participate in this Plan during such Plan Year.

2.3           Termination of a Participant’s Eligibility.  If the Committee determines in its sole discretion that an Employee Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or that the inclusion of Directors in this Plan could violate any applicable law or jeopardize the status of this Plan as a plan intended to be “unfunded” and “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Committee shall have the right, in its sole discretion, to prevent the Participant from making future deferral elections for future Plan Years.  In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall nevertheless continue to be adjusted pursuant to Section 3.8 until the Participant’s Plan benefits are paid in accordance with the terms of this Plan and, to the maximum extent permitted by law, the Participant shall continue to have the ability to make Measurement Fund elections pursuant to Section 3.8 until such payment occurs.

ARTICLE III

DEFERRAL COMMITMENTS, COMPANY CONTRIBUTION AMOUNTS, VESTING, CREDITING, TAXES

3.1           Minimum Deferrals.

(a)           Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees, as applicable, that at the time of the election is expected to result in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Salary and/or Bonus	$5,000 in the aggregate
Director Fees	$0

If the Committee determines, in its sole discretion, prior to the beginning of a Plan Year that a Participant has made an election that reasonably will result in a deferral for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)           Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2           Maximum Deferral.

(a)           Annual Deferral Amount.  Subject to Sections 3.2(b) and (c), for each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	75%
Bonus	90%
Director Fees	90%

(b)           Short Plan Year.  If a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

(c)           Other Maximum Limit.  In no event shall the maximum amount of Base Salary that a Participant may defer to this Plan in any one year exceed (i) the Participant’s total Base Salary, less (ii) the sum of the maximum amount that the Participant could elect to defer to the plan described in Section 401(k) of the Code maintained by the Company or the Participant’s Employer in which the Participant is eligible to participate (if any) for that year plus the amount(s) that the Participant may elect to contribute to any qualified welfare benefit plan of the Company or another Employer for that year for medical, healthcare, insurance, or similar benefits coverage.  The minimum deferral limits of Section 3.1 shall not apply with respect to a Participant for a Plan Year if the amount determined pursuant to the preceding sentence is less than the applicable minimum amount determined in accordance with Section 3.1.

3.3           Election to Defer; Effect of Election Form.

(a)           First Plan Year.  In connection with a Participant’s commencement of participation in this Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in this Plan, along with such other elections as the Committee deems necessary or desirable under this Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2) and accepted by the Committee.

(b)           Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under this Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)           Cancellation of Deferral Elections.  Notwithstanding anything else contained herein to the contrary, if a Participant receives a hardship distribution under any plan described in Section 401(k) of the Code maintained by the Company or the Participant’s Employer or any of their respective affiliates, the Participant may not make any deferrals to this Plan for the remainder of the Plan Year.

3.4           Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Participant’s Annual Deferral Amount for that Plan Year shall be withheld from each regularly scheduled Base Salary payroll payment for the Participant in equal amounts, as adjusted from time to time for increases and decreases in the Participant’s Base Salary.  The Bonus and/or Director Fees portion of the Participant’s Annual Deferral Amount for that Plan Year shall be withheld at the time the Participant’s Bonus and/or Director Fees are or otherwise would be paid to the Participant with respect to service in that Plan Year, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.  The Committee may, with respect to the First Plan Year and any one or more Plan Years thereafter, establish and announce prior to that Plan Year such other rules regarding the Base Salary, Bonus and/or Director Fees to be covered by deferral elections made with respect to that Plan Year as the Committee may determine to be advisable in its sole discretion.

3.5           Company Contribution Amount.

(a)           For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer.  Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)           For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan.  The Company Contribution Amount described in this Section 3.4(a), if any, shall be credited on a date or dates to be determined by the Employer making the contribution and, in the absence of such a determination, the date or dates determined by the Committee in its sole discretion.

(c)           Any amount credited to a Participant’s Company Contribution Account pursuant to Sections 3.5(a) and/or (b) with respect to a Plan Year shall be the Participant’s Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year.

3.6           Crediting of Amounts after Benefit Distribution.  Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, or (ii) the Company Contribution Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall promptly be paid to the Participant in a manner determined by the Committee in its reasonable discretion.

3.7           Vesting.

(a)           A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)           A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer.  If not addressed in such agreements, a Participant shall vest in his or her Company Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

3.8           Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its reasonable discretion, a Participant’s Account Balance shall be adjusted from time to time in accordance with the following rules:

(a)           Measurement Funds.  The Committee shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates or other methods (the “Measurement Funds”) for the purpose of crediting or debiting additional amounts to Participants’ Account Balances.  Following a Change in Control, the number and general type(s) of Measurement Funds offered shall not be substantially diminished.  The Committee may, in its sole discretion but subject to the preceding sentence, discontinue, substitute or add a Measurement Fund.  Each such action will take effect not earlier than the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change, or if necessary to comply with applicable laws, rules or regulations or is otherwise due to circumstances beyond the control of the Company, such other date designated by the Committee in its reasonable discretion.

(b)           Election of Measurement Funds.

(i)            Participant’s First Plan Year.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a), shall elect, on the Election Form, the manner in which his or her Annual Deferral Amount and/or Company Contribution Amount will be allocated among one or more Measurement Fund(s) (as described in Section 3.8(a)) for purposes of determining the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Annual Deferral Amount and/or Company Contribution Amount shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee in its reasonable discretion.

(ii)           Subsequent Plan Years.  For each succeeding Plan Year, a Participant, in connection with his or her annual deferral election in accordance with Section 3.3(b), may (but is not required to) elect, on the Election Form, the manner in which his or her Annual Deferral Amount and/or Company Contribution Amount for such Plan Year will be allocated among one or more Measurement Fund(s) (as described in Section 3.8(a)) for purposes of determining the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect Measurement Funds in accordance with the previous sentence, the Participant’s Annual Deferral Amount and/or Company Contribution Amount for such Plan Year shall automatically be allocated among the Measurement Funds in accordance with the Election Form most recently filed by the Participant and accepted by the Committee; provided that the Committee may, in its sole discretion, provide that such amounts shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee in its reasonable discretion.

(iii)          Changing Elections.  At any time during a Plan Year, a Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to change the portion of his or her Account Balance allocated to each previously elected Measurement Fund; provided, however, the cumulative number of such elections cannot exceed three (3) per calendar quarter.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its reasonable discretion, and shall continue thereafter for each subsequent day in which the Participant participates in this Plan, unless changed in accordance with the previous sentence.  The Committee may further limit the number of Measurement Fund changes that a Participant may elect, provided that a Participant shall be entitled to elect such a change not less frequently than quarterly.  The Committee may provide that any change shall not take effect until a date that is not later than the first business day of the calendar quarter following the Committee’s receipt of such an election.

(c)           Proportionate Allocation.  In making any election described in Section 3.8(a), the Participant shall specify on the Election Form in increments of one percent (1%), the percentage of his or her Annual Deferral Amount or Company Contribution Amount, or in the case of a reallocation, the percentage of his or her Account Balance, to be allocated to a Measurement Fund.  A Participant’s Measurement Fund elections must total one hundred percent (100%).  The Committee may require that a Participant’s percentage election with respect to any particular Measurement Fund selected by the Participant be no less than ten percent (10%).  Unless otherwise expressly provided by the Committee, a Participant’s Measurement Fund election(s) shall apply on a pro rata basis to each of the Participant’s accounts under this Plan and a Participant may not make separate Measurement Fund elections for his or her Deferral Account and/or Company Contribution Account.

(d)           Crediting or Debiting Method.  The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves.  A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant for the corresponding period of time (with such credit or debit calculated as though the portion of the Participant’s Account Balance allocated to that Measurement Fund for the applicable period of time had actually been invested in that Measurement Fund for that period of time), such performance being determined by the Committee in its reasonable discretion.

(e)           No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.  Each Participant shall at all times remain an unsecured creditor of the Company with respect to his or her Plan benefits.

3.9           FICA and Other Taxes.

(a)           Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) may, in its or their reasonable discretion, either withhold from that portion of the Participant’s Base Salary and/or Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount or reduce the Participant’s Annual Deferral Amount by the amount necessary to satisfy such withholding obligation.

(b)                                 Company Contribution Account.  When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) may, in its or their reasonable discretion, either withhold from that portion of the Participant’s Base Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount or reduce the vested portion of the Participant’s Company Contribution Account by the amount necessary to satisfy such withholding obligation.

(c)                                  Distributions.  The Participant’s Employer(s), or the trustee of the Trust, may withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the reasonable discretion of the Employer(s) and the trustee of the Trust.

(d)                                 Participant Responsibility.  Except as provided above in this Section 3.9, each Participant shall be wholly responsible and liable for all income, employment, and other taxes that may result from compensation deferred under this Plan, the adjustment of Account Balances pursuant to Section 3.8, and the payment of benefits under this Plan.

ARTICLE IV

SCHEDULED DISTRIBUTION, UNFORESEEABLE EMERGENCIES

4.1                                 Scheduled Distribution.  On each annual Election Form, a Participant may irrevocably elect to receive a Scheduled Distribution for each type of compensation (Base Salary, Bonus and/or Director Fees) deferred pursuant to the Election Form.  Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant for payment of a Scheduled Distribution may be no earlier than the fourth Plan Year following the Plan Year in which the compensation subject to the Scheduled Distribution Election was actually deferred.  By way of example, if a Scheduled Distribution is elected for Base Salary that is deferred/credited to the Plan during the 2005 Plan Year, the earliest Plan Year that the Participant could elect for a Scheduled Distribution from such Base Salary is 2009 (in which case such Scheduled Distribution would become payable during a sixty (60) day period commencing January 1, 2009).  Each Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of Base Salary, Bonus and/or Director Fees that the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.8 on that amount.  Each Scheduled Distribution shall be calculated as of the close of business on or around the date on which such Scheduled Distribution becomes payable, as reasonably determined by the Committee.

4.2                                 Other Benefits Take Precedence Over Scheduled Distributions.  Should a Participant become entitled to the distribution of a benefit under Article 5, 6, 7, 8, or 9 prior to the date on which such Participant’s Scheduled Distribution is payable, any portion of such Participant’s Base Salary, Bonus and/or Director Fees, plus amounts credited or debited thereon, that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article.

4.3                                 Unforeseeable Emergencies.  If a Participant experiences an Unforeseeable Emergency prior to the occurrence of a distribution event described in Articles 5 through 9, as applicable, the Participant may petition the Committee to receive a partial or full payout from the Plan.  The payout, if any, from the Plan shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date for such payout, as determined by the Committee in accordance with provisions set forth below, or (ii) the amount necessary to satisfy the Unforeseeable Emergency, plus amounts necessary to pay Federal, state, or local income taxes or penalties reasonably anticipated as a result of the distribution.  A Participant shall not be eligible to receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by cessation of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for payout from the Plan, the date for such payout shall be the date on which such Committee approval occurs and such payout shall be distributed to the Participant in a lump sum no later than 60 days after such date.  In addition, in the event of such approval the Participant’s outstanding deferral elections under the Plan shall be canceled.

ARTICLE V

CHANGE IN CONTROL TERMINATION BENEFIT

5.1                                 Change in Control Termination Benefit.  A Participant who experiences a Change in Control Termination shall receive, as a Change in Control Termination Benefit, his or her vested Account Balance.

5.2                                 Payment of Change in Control Termination Benefit.  The Change in Control Termination Benefit shall be paid to the Participant in the same form in which such Participant elected to receive his or her Retirement Benefit, regardless of whether the Participant is otherwise eligible to Retire on the date of his or her Change in Control Termination.  The payment of the Participant’s Change in Control Benefit shall be made, or installment payments shall commence, no later than ninety (90) days after the date of the Participant’s Change in Control Termination.  In the event of a lump sum payment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day to occur prior to the date of payment of the Participant’s benefit.  Any installment payments shall be calculated and paid in accordance with the Annual Installment Method.

ARTICLE VI

RETIREMENT BENEFIT

6.1                                 Retirement Benefit.  A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance.

6.2                                 Payment of Retirement Benefit.  A Participant, in connection with his or her commencement of participation in this Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10, 15 or

20 years.  Once made, a Participant may not revoke or change any such election.  If a Participant does not make any election with respect to the payment of the Retirement Benefit in connection with his or her commencement of participation in this Plan, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.  The payment of the Participant’s Retirement Benefit shall be made, or installment payments shall commence, no later than ninety (90) days following (i) the first day after the end of the six-month period immediately following the date on which the Participant experiences a Separation from Service if the Participant is a Specified Employee or (ii) for all other Participants, the date of the Participant’s Retirement.  In the event of a lump sum payment, the Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day to occur prior to the payment of the Participant’s benefit.  Any installment payments shall be calculated and paid in accordance with the Annual Installment Method.

ARTICLE VII

TERMINATION BENEFIT

7.1                                 Termination Benefit.  A Participant who experiences a Separation from Service that is not a Retirement or Change in Control Termination shall receive, as a Termination Benefit, his or her vested Account Balance.

7.2                                 Payment of Termination Benefit.  The Termination Benefit shall be paid to the Participant in a lump sum payment within ninety (90) days following (i) the first day after the end of the 6-month period immediately following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee and (ii) for all other Participants, the date on which the Participant experiences a Separation from Service.  The Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day to occur prior to the date of payment of the Participant’s benefit.

ARTICLE VIII

DISABILITY BENEFIT

8.1                                 Disability Benefit.  Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance.

8.2                                 Payment of Disability Benefit.  The Disability Benefit shall be paid to the Participant in a lump sum payment no later than ninety (90) days after the Participant becomes Disabled.  The Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day to occur prior to the date of payment of the Participant’s benefit.

ARTICLE IX

DEATH BENEFIT

9.1                                 Death Benefit.  The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death, which will be equal to the Participant’s vested Account Balance.

9.2                                 Payment of Death Benefit.  The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than ninety (90) days after the Participant’s death.  The Participant’s vested Account Balance shall be calculated as of the close of business on or around the last business day to occur prior to the date of payment of the Participant’s benefit.

ARTICLE X

BENEFICIARIES

10.1                           Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under this Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2                           Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.  If a married Participant wishes to designate a person other than his or her spouse as Beneficiary, the Committee may require (as a condition precedent to the effectiveness of such designation) that such designation be consented to in writing by the spouse.  Upon the dissolution of marriage of a Participant, any designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 10.2 and that clearly names such former spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former spouse as the Beneficiary.  In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3                           Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective unless signed by the Participant (and by the Participant’s spouse, to the extent required pursuant to Section 10.2) and until received in writing by the Committee or its designated agent.

10.4                           No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.1 and 10.2 or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be deemed to be the Participant’s Beneficiary.  If a Participant dies and his or her benefits become payable to the Participant’s Beneficiary, but the Beneficiary’s death occurs before such payment can actually be made, payment shall be made to the Beneficiary’s surviving spouse.  If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Beneficiary’s estate (which shall include either the Beneficiary’s probate estate or living trust) shall be the Beneficiary.

10.5                           Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its reasonable discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s reasonable satisfaction.

10.6                           Discharge of Obligations.  The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant and that Participant’s Plan Agreement.

ARTICLE XI

LEAVE OF ABSENCE

11.1                           Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take a paid leave of absence and such leave of absence does not constitute a Separation from Service, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, and such leave of absence does not constitute a Separation from Service, then such Participant will continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, 8, or 9 in accordance with the provision of those Articles.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, any deferral election that the Participant had previously made that would apply to compensation earned by the Participant upon the Participant’s return from leave shall continue to apply.  Additionally, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE XII

TERMINATION OF THE PLAN, AMENDMENT OR MODIFICATION

12.1                           Termination of this Plan.  Although each Employer anticipates that it will continue this Plan for an indefinite period of time, there is no guarantee that any Employer will continue this Plan or will not terminate this Plan at any time in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of this Plan and/or to terminate this Plan at any time with respect to all of its participating Employees and Directors, by action of its board of directors.  In the event of a Plan termination no new deferral elections shall be permitted for the affected Participants and such Participants shall no longer be eligible to receive new company contributions.  However, after the Plan termination the Account Balances of such Participants shall continue to be credited with Annual Deferral Amounts attributable to a deferral election that was in effect prior to the Plan termination to the extent deemed necessary to comply with Code Section 409A and related Treasury Regulations, and additional amounts shall continue to be credited or debited to such Participants’ Account Balances pursuant to Section 3.8.  The Measurement Funds available to Participants following the termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective.  In addition, following a Plan termination, Participant Account Balances shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan.  Notwithstanding the preceding sentence, to the extent permitted by Treas. Reg. §1.409A-3(j)(4)(ix), the Employer may provide that upon termination of the Plan, all Account Balances of the Participants shall be distributed, subject to and in accordance with any rules established by such Employer deemed necessary to comply with the applicable requirements and limitations of Treas. Reg. §1.409A-3(j)(4)(ix).

12.2                           Amendment.  Any Employer may, at any time, amend or modify this Plan in whole or in part with respect to that Employer by the action of its board of directors (or its designate); provided, however, that:  (i) no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Separation from Service as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, nor shall any amendment or modification materially and adversely affect the Participant’s rights to be credited with additional amounts on such vested Account Balance pursuant to Section 3.8 or otherwise materially and adversely affect the Participant’s rights with respect to such vested Account Balance, and (ii) no amendment or modification of this Section 12.1 shall be effective.  The amendment or modification of this Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of the amendment or modification.  A change in the Measurement Funds offered under this Plan shall not constitute an amendment or modification that is materially adverse to the Participant’s rights with respect to the Participant’s Account Balance for purposes of the first sentence of this Section 12.2; provided that such a change is consistent with the provisions of Section 3.8(a) applicable upon and following a Change in Control.

12.3                           Plan Agreement.  Despite the provisions of Sections 12.1 and 12.2, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4                           Effect of Payment.  The full payment of a Participant’s vested Account Balance under Article 4, 5, 6, 7, 8, or 9, whichever is applicable, of this Plan shall completely discharge all obligations to the Participant and his or her designated Beneficiaries under this Plan and with respect to the Participant’s Plan Agreement.

ARTICLE XIII

ADMINISTRATION

13.1                           Committee Duties.  This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint.  Members of the Committee may be Participants in this Plan.  The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee.  Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee.  The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.

13.2                           Committee Authority.  The Committee shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

•                                          To select the Measurement Funds available from time to time;

•                                          To construe and interpret the terms and provisions of this Plan;

•                                          To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries, to determine the time and manner in which such benefits are paid, and to determine the amount of any withholding taxes to be deducted pursuant to Section 3.9;

•                                          To maintain all records that may be necessary for the administration of this Plan;

•                                          To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

•                                          To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;

•                                          To administer this Plan’s claims procedures;

•                                          To approve election forms and procedures for use under this Plan; and

•                                          To appoint a plan recordkeeper or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Committee may from time to time prescribe.

13.3                           Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4                           Binding Effect of Decisions.  Except as expressly provided in Section 15.6 with respect to an arbitrator’s de novo review of determinations related to claims arising upon or following the occurrence of a Change in Control, the decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

13.5                           Indemnity of Committee.  The members of the Committee shall serve without compensation for their services hereunder.  The Committee is authorized at the expense of the Company to employ such legal counsel and/or Plan recordkeeper as it may deem advisable to assist in the performance of its duties hereunder.  Expenses and fees in connection with the administration of this Plan shall be paid by the Company.  All Employers shall, to the fullest extent permitted by law, indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

13.6                           Employer Information.  To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death, Change in Control Termination or Separation from Service of its Participants, and such other pertinent information as the Committee may reasonably require.

13.7                           Statements.  Under procedures established by the Committee, a Participant shall be provided a statement on no less than an annual basis with respect to such Participant’s Account as of the last day of the preceding calendar year.

ARTICLE XIV

OTHER BENEFITS AND AGREEMENTS

14.1                           Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s

Employer.  This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE XV

CLAIMS PROCEDURES

15.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the benefits payable to such Claimant pursuant to this Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2                           Notification of Decision.

(a)                                  With respect to claims other than a claim for a Disability Benefit, the Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(i)                                     that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)                                  that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1)                                  the specific reason(s) for the denial of the claim, or any part of it;

(2)                                  specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

(3)                                  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(4)                                  an explanation of the claim review procedure set forth in Section 15.3; and

(5)                                  a statement of the Claimant’s right to bring an arbitration pursuant to Section 15.6 or, to the extent required by law, a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(b)                                 With respect to a claim for a Disability Benefit, the Committee shall consider a Claimant’s claim within a reasonable time, but no later than 45 days after receipt of a claim for a Disability Benefit.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to termination of the initial 45-day period.  In no event may the extension period exceed 30 days from the end of the initial 45-day period.  The notice shall describe the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  If, prior to the end of the first 30-day extension period, the Committee determines that, due to circumstances beyond the Plan’s control, a decision cannot be rendered within that extension period, the period for making the determination may be extended for an additional 30 days, so long as the Committee notifies the Claimant prior to the expiration of the first 30-day extension period of the circumstances requiring the extension and the date as of which the Committee expects to render a decision. This notice of extension shall specifically describe the standards on which entitlement to a Disability Benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and that the Claimant has at least 45 days within which to provide the specified information.  The Committee shall notify the Claimant in writing

(i)                                     that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)                                  that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(1)                                  the specific reason(s) for the denial of the claim, or any part of it;

(2)                                  specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

(3)                                  a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(4)                                  an explanation of the claim review procedure set forth in Section 15.3;

(5)                                  if an internal rule, guideline, protocol or similar criteria (“internal standard”) was relied upon in making the determination, a copy of the internal standard or a statement that the internal standard was relied upon and that a copy of the internal standard shall be provided to the Claimant free of charge upon request; and

(6)                                  a statement of the Claimant’s right to bring an arbitration pursuant to Section 15.6 or, to the extent required by law, a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3                           Review of a Denied Claim.  On or before sixty (60) days (180 days for a claim for a Disability Benefit) after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(i)                                     may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(ii)                                  may submit written comments or other documents; and/or

(iii)                               may request a hearing, which the Committee, in its sole discretion, may grant.

15.4                           Decision on Review.

(a)                                  With respect to a claim other than for a Disability Benefit, the Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)                                     specific reasons for the decision;

(ii)                                  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii)                               a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(iv)                              a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

(b)                                 With respect to a claim for a Disability Benefit, the Committee shall render its decision or review promptly, and no later than 45 days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 45-day period.  In no event shall such extension exceed a period of 45 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)                                     specific reasons for the decision;

(ii)                                  specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii)                               a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits;

(iv)                              a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a); and

(v)                                 if an internal standard was relied upon in making the determination, a copy of the internal standard or a statement that the internal standard shall be provided to the Claimant free of charge upon request.

15.5                           Pre and Post-Change in Control Procedures.  With respect to claims made prior to the occurrence of a Change in Control, a Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence arbitration pursuant to Section 15.6 with respect to any claim for benefits under this Plan.  With respect to claims made upon and after the occurrence of a Change in Control, the Claimant may proceed directly to arbitration in accordance with Section 15.6 and need not first satisfy the foregoing provisions of this Article 15.

15.6                           Arbitration of Claims.  All claims or controversies arising out of or in connection with this Plan, that the Company or any Employer may have against any Claimant, or that any Claimant may have against the Company or any Employer or against any of their respective officers, directors, employees or agents acting in their capacity as such, shall, subject to the initial review provided for in the foregoing provisions of this Article 15 that are effective with respect to claims brought prior to the occurrence of a Change in Control, be resolved through arbitration as provided in this Section 15.6.  The decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the

Company, each Employer and the Claimant and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.  With respect to claims arising upon or following the occurrence of a Change in Control (but not with respect to any determination made by the Committee prior to the Change in Control), the arbitrator shall review de novo any claim previously considered by the Committee pursuant to this Article 15.

Except as otherwise provided in this procedure or by mutual agreement of the parties, any arbitration shall be administered:  (1) in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association (“AAA”) before an arbitrator who is licensed to practice law in the state in which the arbitration is convened; or (2) if locally available, the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with the JAMS procedures then in effect.  The party who did not initiate the claim can designate between JAMS or AAA (the “Tribunal”).  The arbitration shall be held in the city in which the Claimant is or was last employed by the Company in the nearest Tribunal office or at a mutually agreeable location.  Pre-hearing and post-hearing procedures may be held by telephone or in person as the arbitrator deems necessary.

The arbitrator shall be selected as follows: if the parties cannot agree on an arbitrator, the Tribunal (JAMS or AAA) shall then provide the names of nine (9) available arbitrators experienced in business employment matters along with their resumes and fee schedules.  Each party may strike all names on the list it deems unacceptable.  If more than one common name remains on the list of all parties, the parties shall strike names alternately until only one remains.  The party who did not initiate the claim shall strike first.  If no common name remains on the lists of the parties, the Tribunal shall furnish an additional list or lists until an arbitrator is selected.

The arbitrator shall interpret this Plan, any applicable Company policy or rules and regulations, any applicable substantive law (and the law of remedies, if applicable) of the state in which the claim arose or applicable federal law (any such law to be applicable only to the extent consistent with Section 17.9).  In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful Company policy, rule or regulation, or this Plan.  The arbitrator, and not any federal, state or local court or agency, shall have exclusive and broad authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Plan, including but not limited to, any claim that all or any part of this Plan is voidable.

The arbitrator shall have authority to entertain a motion to dismiss and/or motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

Each party shall have the right to subpoena witnesses and documents for the arbitration hearing by requesting a subpoena from the arbitrator.  Any such request shall be served on all other parties, who shall advise the arbitrator in writing of any objections that the party may have to issuance of the subpoena within ten (10) calendar days of receipt of the request.

At least thirty (30) calendar days before the arbitration, the parties must exchange lists of witnesses, including any expert(s), and copies of all exhibits intended to be used at the arbitration.

All expenses of such arbitration, including the fees and expenses of the counsel for the Claimant, shall be borne by the Company unless it is finally determined that the Claimant did not commence the arbitration in good faith and had no reasonable basis therefore.  Any reimbursement for such expenses by the Company shall be paid by the end of the taxable year following the taxable year in which the Claimant incurred the expense.

Notwithstanding the foregoing, if the claim is for a Disability Benefit, the following rules apply:  (1) the Employer will not assert that a Claimant has failed to exhaust administrative remedies if the Claimant does not submit to arbitration; (2) any applicable statute of limitations or other similar defense is tolled during the time the arbitration is pending, and (3) the Claimant may only submit to arbitration after exhausting the claims procedure described above.

ARTICLE XVI

THE TRUST

16.1                           Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under this Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under this Plan, (the “Trust”).

16.2                           Interrelationship of this Plan and the Trust.  The provisions of this Plan and the applicable Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to this Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under this Plan.

16.3                           Distributions From the Trust.  Each Employer’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE XVII

MISCELLANEOUS

17.1                           Status of Plan.  This Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  This Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations to avoid the imputation of any tax, penalty or interest under Code Section 409A.

17.2                           Unsecured General Creditor.  Each Employer’s obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.  Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any Employer.  No assets of the Company or any other Employer shall be held under any trust (except as provided in Article 16), or held in any way as collateral security for the fulfilling of the obligations of the Company or other Employer under this Plan.  Any and all of each Employer’s assets shall be, and remain, the general unpledged, unrestricted assets of the Employer.

17.3                           Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by this Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under this Plan except as expressly provided in this Plan and his or her Plan Agreement.  Each Employer shall be liable for the payment of amounts deferred under this Plan (as adjusted pursuant to Section 3.8) with respect to a Participant to the extent that such amounts would have otherwise been payable to the Participant by that Employer.

17.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Participant’s Employer may be required to garnish amounts from payments due under this Plan pursuant to applicable law) or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.  If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Committee, in its sole discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

17.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan or in any Plan Agreement or other document related to this Plan shall constitute such an employment agreement or shall otherwise be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of this

Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary to obtain or maintain any insurance on the life of the Participant as contemplated by Section 17.17.

17.7                           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10                     Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified U.S. mail, postage prepaid, to the address below:

International Rectifier Corporation
Attn: Director, Global Compensation
101 N. Sepulveda Avenue
El Segundo, CA 90245
(310) 726-8000

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified U.S. mail, postage prepaid, to the last address of the Participant reflected on the payroll records (or, in the case of a Director, Board records) of the Company.

Any such notice shall be deemed given as of the date of delivery or, if delivery is made by registered or certified U.S. mail, as of the date shown on the postmark on the receipt for registration or certification.  The Company or a Participant may change its address pursuant to the foregoing by furnishing a written notice pursuant to the foregoing to the other, which notice shall include the person’s new address and make specific reference to the importance of the notice.

17.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s Beneficiaries.

17.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14                     Incompetent.  If the Committee determines in its reasonable discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under this Plan for such payment amount.

17.15                     Court Order.  The Committee is authorized to comply with any court order in any action in which this Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under this Plan.  Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

17.16                     Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.17                     Additional Special Rules Regarding Deferred Payment.  If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from the Plan in an amount equal to the lesser of (i) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account Balance.

17.18                     Construction Consistent With Applicable Tax Rules.  The Committee shall, to the maximum extent reasonably possible, interpret all provisions of this Plan in a manner that is consistent with all applicable laws, rules and regulations and the intended tax consequences of this Plan (including, without limitation, guidance that may be issued after the effective date of this Plan).

17.19                     Domestic Relations Orders.  If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under this Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under this Plan to such spouse or former spouse.

17.20                     Small Benefit Exception.  Notwithstanding the foregoing, the Committee may, in its sole discretion and as determined by it in writing, pay the benefits in a single lump sum if the sum of all benefits payable to the Participant under this Plan and all Similar Plans is less than or equal to the applicable dollar amount under Section 402(g)(1)(B) of the Code.

17.21                     Conflict of Interest Exception, Etc.  Notwithstanding the foregoing, the Committee may, in its sole discretion, pay benefits in a single lump sum if permitted under Treas. Reg. §1.409A-3(j)(4)(iii).  In addition, the Committee may, in its sole discretion, accelerate the payment of benefits if and to the extent permitted under any of the other exceptions specified in Treas. Reg. §1.409A-3(j)(4) to the general rule in Section 409A of the Code prohibiting accelerated payments, provided that the terms of Section 17.20 of the Plan shall govern whether benefits will be paid in a single lump sum pursuant to the small benefit exception contained in Treas. Reg. §1.409A-3(j)(4)(v).

IN WITNESS WHEREOF, the Company has caused the undersigned, its duly authorized officer, to execute this Plan document as of this 31st day of December, 2008.

“Company”
International Rectifier Corporation,
a Delaware corporation

By:
Print Name:	Lawrence A. Michlovich
Title:	Assistant Secretary